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                                                                    Exhibit 99

NEWS RELEASE

Contact:  Jim Griffith, Senior Vice President
          Investor Relations and Corporate Communications
          (501) 484-6912


       BEVERLY REACHES TENTATIVE SETTLEMENTS OF MEDICARE INVESTIGATIONS;
                POSTPONES ANNOUNCEMENT OF SECOND QUARTER RESULTS

(FORT SMITH, ARKANSAS, July 27, 1999)-- Beverly Enterprises, Inc. (NYSE:BEV) today announced that it has reached a tentative understanding with the U.S. Department of Justice on potential settlements of the previously announced Federal investigations into the allocation of nursing labor hours to the Medicare Program. The understanding is subject to completion and execution of definitive settlement documents, satisfaction of certain conditions and court approval.

Beverly plans to record special pre-tax charges in the 1999 second quarter for the potential settlements and related matters totaling between $175 million and $225 million. Announcement of financial results for the quarter ended June 30 will be postponed until no later than August 20. Because the potential settlements are not yet final, Beverly will not elaborate on the matter.

Based on preliminary results for the second quarter, Beverly earned 13 cents per share diluted from operations, before costs associated with Year 2000 remediation and with the Medicare investigation. Nursing home occupancy averaged 86.5 percent, a decline of 200 basis points from the second quarter of 1998 and more than 100 basis points from the first quarter of 1999.

"Our continuing cost-reduction efforts enabled us to meet operating earnings targets, despite disappointing occupancy levels in the second quarter," said David R. Banks, Chairman of the Board and Chief Executive Officer. "Our financial targets for the balance of this year assume significant increases in occupancy. We have launched a series of initiatives to improve our performance in this critical area, but it is too early to gauge their effectiveness. If occupancy does not improve, efficiencies alone will not produce operating earnings (excluding Year 2000 remediation, as well as Medicare investigation charges and related on-going costs) in the third and fourth quarters above second-quarter levels."

Banks continued: "We hope to put the government investigation behind us, and are studying the impact the potential settlements will have on our on-going operations. We've discussed this matter with our banking group and have received assurances that, when necessary, waivers will be granted to give us time to amend certain financial covenants in our debt agreements.

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"For the longer-term, we look forward to continually improving our performance under a totally new Medicare payment system. Beverly is a cost-effective provider of quality care, and the segment of the population we serve will grow dramatically in the years ahead. We've worked hard to build a solid financial foundation and to upgrade our portfolio of resources - people, facilities and business operations. We've successfully worked our way out of challenging situations in the past, and believe we can transform Beverly into an even better company in the years ahead."

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties include resolution of the Federal government investigations discussed above, successful implementation of operational changes required by PPS, national and local economic conditions, the effect of government regulation, the competitive environment in which the Company operates, and the availability and cost of labor and materials. These and other risks and uncertainties that could affect future results are addressed in the Company's filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q.

Beverly Enterprises is a leading provider of post-acute healthcare in the United States. It operates 563 skilled nursing facilities, as well as 36 assisted living centers, 197 outpatient clinics, and 68 home health and hospice agencies.


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